EXHIBIT 10.12
SECOND AMENDMENT TO CREDIT AGREEMENT
AND OTHER LOAN DOCUMENTS
THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), dated as of August 29, 2014, by and among NORTHSTAR HEALTHCARE INCOME OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), NORTHSTAR HEALTHCARE INCOME, INC., a Maryland corporation (“Guarantor”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”, and in its capacity as Lender, is hereinafter referred to as “Lender”).
W I T N E S S E T H:
WHEREAS, the Borrower, Agent and the Lender are parties that certain Credit Agreement dated as of November 13, 2013, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of February 28, 2014 (the “First Amendment”) (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);
WHEREAS, Guarantor executed and delivered to Agent and the Lender that certain Unconditional Guaranty of Payment and Performance dated as of November 13, 2013, as amended by the First Amendment (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Guaranty”);
WHEREAS, Borrower desires to add as a Mortgaged Property a facility located in Cheektowaga, New York; and
WHEREAS, the Borrower, the Guarantor, the Agent and the Lender desire to amend certain provisions of the Credit Agreement.
NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.
2.    Modifications of the Credit Agreement. The Borrower, Agent and the Lender do hereby modify and amend the Credit Agreement as follows:

(a)    By inserting the following definition in §1.1 of the Credit Agreement in the appropriate alphabetical order:
“Cheektowaga Mortgage. A Mortgage which encumbers a Mortgaged Property located in Cheektowaga, New York commonly known as Peregrine’s Landing Senior Community.”
(b)    By inserting the following sentence at the end of the definition of Borrowing Base Appraised Value Limit appearing in §1.1 of the Credit Agreement:
“Notwithstanding the foregoing, the Appraised Value for a Borrowing Base Asset shall not exceed any limit on recovery of the Obligations set forth in the applicable Mortgage or Assignment of Leases and Rents for such Borrowing Base Asset (such as a limit on recovery included to minimize mortgage, intangible recording or similar taxes); provided, however, that nothing herein shall prevent a modification of the applicable Loan Documents to increase any such limit provided any additional tax is paid.”
(c)    By deleting in its entirety the first (1st) sentence of §2.13(a) of the Credit Agreement, and by inserting in lieu thereof the following:
“If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders or all of the Lenders, shall, except as specifically provided in §27, be suspended during the pendency of such failure or refusal.”
(d)    By deleting in its entirety the fourth (4th) sentence of §4.9 of the Credit Agreement, and by inserting in lieu thereof the following:
“No such amounts shall be recoverable to the extent that they have accrued or relate to a period more than one hundred eighty (180) days prior to the date of such demand (except that, if such law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).”
(e)    By inserting the following as §11.6 of the Credit Agreement:
“§11.6 New York Allocated Debt.
(a)    It is the intention of Borrower, Agent and the Lenders that from and after the execution and delivery of the Cheektowaga Mortgage to Agent, except in connection with the payment in full of the Obligations and the termination of the Commitments, the outstanding principal balance of the Loans shall not be reduced below $11,975,000.00;

provided, however, that in the event that the outstanding principal balance of the Loans is reduced below $11,975,000.00 and the Cheektowaga Mortgage continues to secure any of the Obligations for the benefit of the Lenders, the Lenders shall have no obligation to make any further advances of any Loan or issue any Letter of Credit unless and until Borrower has (i) paid any New York mortgage recording tax due on such additional advance(s) in full, and (ii) if requested by Agent, delivered to Agent, at Borrower’s sole cost and expense, such evidence as Agent may require that the Cheektowaga Mortgage remains a valid first lien, and with only such exceptions as Agent deems acceptable. The Borrower, the Agent and the Lenders agree that the first Loans advanced under this Agreement shall count towards the balance described in this §11.6(a).
(b)    The Cheektowaga Mortgage shall provide that the maximum principal amount of the Obligations secured by the Cheektowaga Mortgage at execution or which under any contingency may be secured thereby at any time in the future shall not exceed the principal sum of $11,975,000.00. Any payments made from time to time in reduction of the principal amount of the Obligations shall be applied first in reduction of that portion of the Obligations in excess of the sum secured thereby, in accordance with the terms of this Agreement, it being the intention of Borrower, Agent and the Lenders that the payments in reduction of the Obligations shall not reduce the sums secured thereby until such time as: (i) the principal amount of the Obligations shall have been reduced to $11,975,000.00 or less, and (ii) the Lenders have no further obligation to make Loans or otherwise extend credit under this Agreement.
(c)    In the event that Borrower elects to cause an assignment of a portion of the Obligations secured by the Cheektowaga Mortgage, Agent and Lenders shall reasonably cooperate with the Borrower, at the Borrower’s sole cost and expense, to effectuate such an assignment, provided that all of the conditions set forth herein (including §5.4) which would be applicable in the case of a release of the Mortgaged Property subject to the Cheektowaga Mortgage are satisfied.”
(f)    By deleting in its entirety §14.14 of the Credit Agreement, and by inserting in lieu thereof the following:
“§14.14 Approvals. (a) If consent of the Lenders or the Required Lenders is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders or the Required Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) Business Days of receipt of the request for action from the Agent together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively, “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of the Agent, such Lender shall in such notice to the Agent describe the actions that would be acceptable to such Lender. If the Agent submits to the Lenders a written request for consent with respect to this Agreement and any Lender fails to provide Directions within ten (10) Business Days after such Lender receives from the

Agent such initial request for Directions together with all reasonably requested information related thereto, then Agent shall make a second request for approval. If the Agent submits to such Lender a second written request to approve or disapprove such action, and a Lender fails to provide Directions within five (5) Business Days after the Lender receives from the Agent such second request, then any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.
(b)    In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by the Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Any Lender’s failure to respond to such a request for a subsequent approval within the required time period shall be deemed to constitute a Direction to take such requested action. The Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless the Agent and such other Lenders have otherwise been notified in writing.
(c)    Notwithstanding the foregoing, the provisions of this §14.14 which provide that a failure to respond to a request for Directions or a subsequent approval within a specified time period shall be deemed to constitute a Direction to take such requested action shall not apply to any request to approve (i) a reduction in the rate of interest on the Loans, (ii) an extension of the Maturity Date, or (iii) a release of any Collateral other than in accordance with the terms of this Agreement.”
(g)    By deleting the words “the Agent, the Lenders and the Arranger and each director, officer, employee, agent, attorney and Affiliate thereof” appearing in the first (1st) and second (2nd) lines of §16 of the Credit Agreement, and inserting in lieu thereof the following:
“the Agent, the Lenders, the Arranger, each Affiliate thereof and each of their respective directors, officers, employees, agents and attorneys.”
3.    References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.
4.    Consent of Guarantor. By execution of this Amendment, Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein and the other amendments executed contemporaneously herewith, and Borrower and Guarantor hereby acknowledge, represent and agree that the Credit Agreement, as modified and amended herein, and the other Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

5.    Representations. Borrower and Guarantor represent and warrant to Agent and the Lender as follows:
(a)    Authorization. The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.
(b)    Enforceability. This Amendment and the other documents executed in connection herewith are the valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)    Approvals. The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.
(d)    Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower, the Guarantor and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date. The representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantor in connection therewith or after the date of the Credit Agreement were true and correct in all material respects when made and are true and correct in all material respects on the Effective Date; it being agreed that any representation or warranty which by its terms was made as of a specified date shall be required to be true and correct only as of such specified date.
(e)    No Default. By execution hereof, the Borrower and Guarantor certify that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan

Documents after the execution and delivery of this Amendment and the other documents executed in connection herewith, and that no Default or Event of Default has occurred and is continuing.
6.    Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or the Lender, or any past or present officers, agents or employees of Agent or the Lender, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.
7.    Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement, the Guaranty and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Guaranty and the other Loan Documents. Nothing in this Amendment or the other documents executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents (including without limitation the Guaranty).
8.    Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
9.    Miscellaneous. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
10.    Effective Date. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance reasonably satisfactory to the Agent:
(a)    A counterpart of this Amendment duly executed by the Borrower, Guarantor, the Lender and Agent; and
(b)    Such other amendments, certificates, documents, instruments, title endorsements and agreements as the Agent may reasonably request.
The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby in accordance with §15 of the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment as of the day and year first above written.
BORROWER:
NORTHSTAR HEALTHCARE INCOME OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	NorthStar Healthcare Income, Inc., its general partner
By: /s/ Dan Raffe
Name: Dan Raffe
Title: Executive Vice President

GUARANTOR:
NORTHSTAR HEALTHCARE INCOME, INC., a Maryland corporation
By: /s/ Dan Raffe
Name: Dan Raffe
Title: Executive Vice President
[Signatures Continue On Next Page]

[Signature Page to Second Amendment to Credit Agreement and Other Loan Documents – KeyBank/NorthStar]

LENDER:
KEYBANK NATIONAL ASSOCIATION, individually and as Agent
By: /s/ Brandon Taseff
Name: Brandon Taseff
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement and Other Loan Documents – KeyBank/NorthStar]